ASSET PURCHASE AGREEMENT

BY AND BETWEEN

SEECO, INC.

AND

XTO ENERGY INC.

As of April 1, 2008

i

Schedules and Exhibits

Schedule 3.3 -

Governmental Approvals

Schedule 3.4 -

No Conflicts; Exceptions

Schedule 3.5 -

Material Contracts

Schedule 3.8 -

No Litigation; Exceptions

Schedule 3.9 -

Brokers’ Fees; Exceptions

Schedule 4.3 -

Governmental Approvals

Schedule 4.4 -

No Conflicts; Exceptions

Schedule 4.6 -

Brokers’ Fees; Exceptions

Schedule 5.3 -

Pre-Closing Operation of Business

Schedule 6.6 -

Title Defects

Exhibit A -

Leases

Exhibit B -

Subject Lands

Exhibit C -

Wells

Exhibit D -

Allocated Values

Exhibit E -

Imbalances

Exhibit F -

Form of Assignment and Bill of Sale

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (this “Agreement”) entered into as of April 1, 2008, by and between SEECO, INC., an Arkansas corporation (“Seller”), and XTO ENERGY INC., a Delaware corporation (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller owns interests in certain oil and gas leases and related assets in the State of Arkansas; and

WHEREAS, the parties hereto desire that Seller sell, assign, transfer, convey and deliver to Buyer, and that Buyer purchase, acquire and receive from Seller, all of Seller’s right, title and interest in and to the oil and gas leases and related assets as set forth herein, and that Buyer assume certain of the liabilities associated therewith, all on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the representations, warranties, covenants, promises and the mutual agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be bound, do hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

1.1 Purchased Assets.  On the terms and subject to the conditions set forth in this Agreement, at the Closing Seller agrees to sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and receive from Seller, the following (the “Purchased Assets”):

(a)

All of Seller’s right, title and interest in and to:

(i)

Leases.  Those oil and gas leases described in Exhibit A, (each, a “Lease” and sometimes, collectively, the “Leases”);  INSOFAR AND ONLY INSOFAR as the Leases cover both the Subject Interval (as defined herein below) and the Subject Lands (as defined herein below)(collectively, the “Subject Interests”).  For purposes of this Agreement, (i) the term “Subject Interval” means that interval extending from the surface of the earth down to the Base of the Moorefield Shale Formation (as defined herein below); (ii) the term the “Base of the Moorefield Shale Formation” means the correlative stratigraphic equivalent to that point found at 5,778 feet measured depth on the PEX log (Array-Induction/Gamma Ray, Litho-Density, Compensated Neutron) (the “Log”) for the Green Bay Packaging 8-10 #1-4 well (API No. 03-145-100350000) located in Section 4 Township 8-North, Range 10-West, Cleburne County, Arkansas, and (iii) the term “Subject Lands” means that portion of the lands covered by the Leases that is more particularly described in Exhibit B;

(ii)

Surface Rights.  All rights and privileges conferred upon the owner of the surface of the Subject Interests with respect to the use and occupancy of the surface and subsurface depths under the Subject Lands which may be necessary or convenient to the possession and enjoyment of the Subject Interests;

(iii)

Integrated Units.  Any pooled, unitized, communitized, consolidated or integrated acreage by virtue of the Subject Interests being included therein;

(iv)

Wells.  All wells situated on the Subject Lands and completed in the Subject Interval, whether producing, operating, shut-in or temporarily abandoned, including, without limitation, those described in Exhibit C (each, a “Well” and sometimes, collectively, the “Wells”) INSOFAR AND ONLY INSOFAR as Seller’s right, title and interest in and to the Wells is attributable to the Subject Interests;

(v)

Equipment.  All equipment, fixtures, machinery, tanks, flow lines, saltwater and other disposal wells, and other appurtenances and all other personal property or fixtures that are located on the Subject Lands and are used in connection with the ownership or operation of the Subject Interests and the production of oil and/or gas therefrom, (collectively, the “Equipment”);

(iv)

Contracts.  All contracts, agreements, leases (other than the Leases), rights-of-way, easements, servitudes, surface leases, permits, licenses and other similar rights, relating to the Subject Interests that are either of record, or are referenced in a document or instrument of record, in the counties where the Leases are located, or are reflected or referenced in the Records (as defined herein below) SAVE AND EXCEPT the Field Services Agreement (as defined herein below), INSOFAR AND ONLY INSOFAR as the same are assignable and are attributable to and affect the Subject Interests including, without limitation, (i) all hydrocarbon sales, purchase,  marketing and processing contracts or agreements, division orders and joint operating agreements and (ii) all surface leases for the construction and operation of water impoundments and water use agreements covering lands in the Subject Lands (each an “Assigned Contract” and, collectively, the “Assigned Contracts”);

(b)

Seismic and Other Data.  To the extent owned or licensed by Seller and to the extent it can be licensed, sublicensed or transferred without payment of license or transfer fees, or to the extent Buyer agrees to pay a third party for applicable license or transfer fees, a non-exclusive license (in form and substance reasonably acceptable to Seller and Buyer) or sublicense (reasonably acceptable to the owner of the information, Seller and Buyer), as applicable, to use any seismic data, relating to the lands covered by the Leases or pooled therewith, together with any data (other than seismic data) relating to reserves or otherwise pertaining or relating to the Wells and the Subject Interests, to the extent assignable; and

(c)

Books and Records.  All books, files, abstracts, title opinions, maps and records of Seller related to the operation or ownership of the Purchased Assets (collectively, the “Records”), but, specifically excluding (i) previous offers and economic analyses associated with the acquisition, sale or exchange of the Purchased Assets, (ii) interpretive information, (iii) personnel information, (iv) corporate, legal, financial and tax information, (v) information covered by a non-disclosure obligation, (vi) information covered by a legal privilege and (vii) any other data or information that Seller does not have the right to assign to Buyer.

1.2

Excluded Assets.  The Purchased Assets do not include, and Seller shall not sell, transfer or assign to Buyer, and Buyer shall not purchase, acquire or accept any assets of Seller other than the Purchased Assets (the “Excluded Assets”), including, without limitation,

(a)

the corporate seals, minute books, stock books, Tax Returns, books of account or other records having to do with the corporate, limited liability company or partnership organization of Seller;

(b)

accounts receivable relating to any operation or ownership of the Purchased Assets for periods prior to the Effective Time;

(c)

oil and liquid hydrocarbon inventories in tanks above the pipeline connections as of the Effective Time and any and all revenues attributable thereto;

(d)

gas produced prior to the Effective Time and any and all revenues attributable thereto;

(e)

the shares of capital stock, limited liability company membership interests or partnership interests of Seller, as applicable;

(f)

the rights which accrue or will accrue to Seller under this Agreement, the Seller Related Documents and the Buyer Related Documents;

(g)

all right, title and interest of Seller in and to the Leases insofar as the Leases cover those formations situated below the Base of the Moorefield Shale Formation;

(h)

the right and subsurface easement to drill through and produce through the Subject Interval in order to explore, test, evaluate, complete and produce from horizons and formations below the Base of the Moorefield Shale Formation ;

(i)

all of Seller’s right, title and interest in and to the Leases, insofar and only insofar as the Leases cover lands other than the Subject Lands;

(j)

the right and subsurface easement to shoot seismic, to send seismic, sonic or other energy or waves through the Subject Interval and to receive, record and evaluate such energy or waves, including those reflected from or in any way pertaining to the Subject Interval, and to utilize any and all other exploration technologies that image the subsurface of the Subject Lands including the Subject Interval and to receive, record and evaluate all images resulting therefrom; and

(k)

an overriding royalty interest equal to the positive difference, if any, between (x) twenty percent of eight-eighths (20% of 8/8ths) and  (y) all validly existing royalties, overriding royalties and other burdens affecting the Leases as of the date hereof of all Hydrocarbons produced and saved from or attributable or allocable to the Leases INSOFAR AND ONLY INSOFAR as the Leases cover both the Subject Lands and those formations situated in that interval extending from the surface of the earth down to the top of the Fayetteville Shale Formation being the correlative stratigraphic equivalent to that point found at 5,091 feet measured depth on the Log (the “Shallow Interval”).  For purposes of this Section 1.2(k) only, the term “Leases” shall mean and include (i) the Leases, (ii) each and every modification, renewal and extension of any Lease, and (iii) any new oil, gas and mineral lease that is taken or acquired in replacement, in whole or in part, of any Lease while such Lease is in force and effect or within six (6) months after the expiration, termination or release thereof.

1.3

Assumed Liabilities.  Upon the terms and subject to the conditions of this Agreement, Buyer shall assume and become responsible for all of the Assumed Liabilities effective as of the Effective Time.

1.4

Excluded Liabilities.  Buyer shall not assume any Excluded Liabilities. “Excluded Liabilities” are any Liabilities of Seller other than the Assumed Liabilities.

1.5

Purchase Price.  As consideration for the sale of the Purchased Assets, the aggregate consideration to be paid by Buyer to Seller shall be (i) Five Hundred Nineteen Million Six Hundred Eleven Thousand One Hundred Eleven Dollars ($519,611,111) subject to adjustment in accordance with Sections 1.7, 1.8 and 1.10 (the “Purchase Price”), payable on the Closing Date by wire transfer of immediately available funds to the account designated by Seller to Buyer no later than May 2, 2008, and (ii) the assumption of Assumed Liabilities.

1.6

Allocated Values.  The Purchase Price shall be allocated to the Purchased Assets in accordance with the values set forth in ExhibitD, subject to reduction and increase of such values pursuant to Article VI. Such values (singularly, the “Allocated Value,” and collectively, the “Allocated Values”) shall be binding for purposes of adjusting the Purchase Price pursuant to Article VI.

1.7

Adjustments to Purchase Price.   (a)

The Purchase Price shall be adjusted as follows:

(i)

The Purchase Price shall be increased by the sum of the following:

(A)

an amount equal to any and all ad valorem, property, production, excise, severance and similar taxes (other than income taxes) and assessments based upon or measured by the ownership of the Purchased Assets paid by or on behalf of Seller that is attributable to periods of time from and after the Effective Time, which amounts shall, to the extent not actually assessed as of the Effective Time, be computed and prorated in accordance with this Section 1.7;

(B)

an amount equal to any and all expenses and expenditures attributable to the Purchased Assets that are being paid by or on behalf of Seller that is attributable to the periods from and after the Effective Time, as calculated in accordance with GAAP and this Section 1.7; and

(C)

the amount of any proceeds received by Buyer attributable to the Purchased Assets, including, but not limited to, proceeds from the sale of Hydrocarbons, that are attributable to any of the periods prior to the Effective Time, as calculated in accordance with GAAP and this Section 1.7.

(ii)

The Purchase Price shall be reduced by the sum of the following:

(A)

an amount equal to any unpaid ad valorem, property, production, excise, severance and similar taxes (other than income taxes) and assessments based upon or measured by the ownership of the Purchased Assets paid by or on behalf of Buyer that are attributable to periods of time prior to the Effective Time, which amounts shall, to the extent not actually assessed as of the Effective Time, be computed and prorated in accordance with this Section 1.7;

(B)

an amount equal to any and all expenses attributable to the Purchased Assets that are paid by or on behalf of Buyer that are attributable to any periods prior to the Effective Time, as calculated in accordance with GAAP and this Section 1.7;

(C)

the amount of any proceeds received by Seller attributable to the Purchased Assets, including but not limited to proceeds from the sale of Hydrocarbons, that are attributable to the periods of time from and after the Effective Time, as calculated in accordance with GAAP and this Section 1.7;

(D)

the value of any Title Defects identified pursuant to and subject to the limitations described in Article VI;

(E)

the value of any Retained Assets as provided in Section 6.14(c);

(F)

the aggregate amounts payable to owners of working interests, royalties and overriding royalties and other interests in the Purchased Assets held in suspense by Seller, as of the Closing Date, to the extent such amounts held in suspense are not transferred to Buyer at Closing (along with interest and penalties, if any, accrued as of the Closing Date in accordance with GAAP resulting from Seller’s failure to escheat any such suspended funds to the applicable state under applicable law); and

(iii)

The Purchase Price shall be reduced or increased, as the case may be, by the volumetric difference between the actual aggregate net gas Imbalance as of the Effective Time and 18,592 mcf overproduced (which is Seller’s current estimate of the aggregate net gas Imbalance (cumulative working interests), as more particularly set forth for each of the Purchased Assets in Exhibit E) multiplied by $4.00 per net mcf.

(b)

The net adjustment to the Purchase Price that results from the application of Section 1.7(a) shall be referred to as the “Purchase Price Adjustment”.  If the Purchase Price Adjustment is positive, the Purchase Price shall be increased by the amount of the Purchase Price Adjustment. If the Purchase Price Adjustment is negative, the Purchase Price shall be reduced by the absolute value of the Purchase Price Adjustment.

1.8

Termination for Reduction. If net adjustments to the Purchase Price pursuant to Article VI exceed twenty percent (20%) of the original unadjusted Purchase Price, either Seller or Buyer may terminate this Agreement by giving written notice to the other Party no later than five (5) days prior to the Closing Date.

1.9

Closing Date Adjustment to Purchase Price.  At least three (3), but no more than seven (7), days prior to the expected Closing Date, Seller shall deliver to Buyer a written statement setting forth Seller’s good faith estimate of the Purchase Price Adjustment (the “Closing Date Estimated Purchase Price Adjustment”). The Purchase Price as adjusted by the Closing Date Estimated Purchase Price Adjustment shall be referred to as the “Closing Date Aggregate Purchase Price”.

1.10

Post-Closing Adjustments to Purchase Price.  (a) As promptly as practicable, but in no event earlier than sixty (60) days after the Closing Date nor later than ninety (90) days after the Closing Date, Seller shall deliver to Buyer a statement (the “Initial Post-Closing Purchase Price Adjustment Statement”), setting forth in reasonable detail Seller’s calculation of the Purchase Price Adjustment. Seller shall provide Buyer access to all relevant books and records and supporting documentation in connection with Seller’s preparation of, and shall consult with Buyer in preparing, the Initial Post-Closing Purchase Price Adjustment Statement.

(b)

The Initial Post-Closing Purchase Price Adjustment Statement shall be subject to Buyer’s review. In reviewing the Initial Post-Closing Purchase Price Adjustment Statement, Buyer and its agents and representatives (including, without limitation, accountants and attorneys) shall have the right to communicate with, and to review the work papers, schedules, memoranda and other documents which were prepared by or on behalf of, Seller in its calculation of the Purchase Price Adjustment. Buyer and its agents and representatives (including, without limitation, accountants and attorneys) shall also have access to all relevant books and records reasonably required for Seller to complete its review. The Parties shall have sixty (60) days following delivery of the Initial Post-Closing Purchase Price Adjustment Statement to agree as to its accuracy.

(c)

To the extent the Parties are able to agree on all or a portion of the Purchase Price Adjustment set forth in the Initial Post-Closing Purchase Price Adjustment Statement, such agreed upon amount shall be referred to as the “Initial Post-Closing Estimated Purchase Price Adjustment Amount”.  To the extent the Parties fail to fully agree on the Purchase Price Adjustment as set forth in the Initial Post-Closing Purchase Price Adjustment Statement, any disputes thereon shall be resolved pursuant to Section 1.10(d).

(i)

If the Initial Post-Closing Estimated Purchase Price Adjustment Amount is less than the Closing Date Estimated Purchase Price Adjustment, Seller shall pay Buyer an amount equal to such difference.

(ii)

If the Initial Post-Closing Estimated Purchase Price Adjustment Amount is greater than the Closing Date Estimated Purchase Price Adjustment, Buyer shall pay Seller an amount equal to such difference.

(iii)

The amount payable in accordance with Section 1.10(c)(i) or Section 1.10(c)(ii) above is referred to as the “Initial Post-Closing True-Up Amount”.  The Initial Post-Closing True-Up Amount shall be paid by the applicable Party within seven (7) days of the determination of the Initial Post-Closing Estimated Purchase Price Adjustment Amount by wire transfer of immediately available funds to the account designated by the Party entitled to such payment.

(d)

(i)

As promptly as practicable but in no event earlier than one hundred eighty (180) days after the Effective Time nor later than two hundred ten (210) days after the Effective Time, Buyer shall deliver to Seller a statement (the “Final Post-Closing Purchase Price Adjustment Statement”), setting forth in reasonable detail Buyer’s calculation of the Purchase Price Adjustment.  Buyer shall provide Seller access to all relevant books and records and supporting documentation in connection with Buyer’s preparation of the Final Post-Closing Purchase Price Adjustment Statement, and shall consult with Seller in preparing, the Final Post-Closing Purchase Price Adjustment Statement.

(ii)

The Final Post-Closing Purchase Price Adjustment Statement shall be subject to Seller’s review. In reviewing the Final Post-Closing Purchase Price Adjustment Statement, Seller and its agents and representatives (including, without limitation, accountants and attorneys) shall have the right to communicate with, and to review the work papers, schedules, memoranda and other documents which were prepared by or on behalf of, Buyer in its calculation of the Purchase Price Adjustment. Buyer and its agents and representatives (including, without limitation, accountants and attorneys) shall also have access to all relevant books and records reasonably required for Seller to complete its review.  Within forty-five (45) days of Seller’s receipt of the Final Post-Closing Purchase Price Adjustment Statement, Seller shall by written notice advise Buyer of any exceptions (described in reasonable detail) which Seller may have to the Final Post-Closing Purchase Price Adjustment Statement (“Seller’s Dispute Notice”).

(iii)

For a period of twenty (20) days after Buyer’s receipt of a Seller’s Dispute Notice, the Parties shall use their commercially reasonable efforts to agree on the Purchase Price Adjustment. If the Parties are able to reach agreement on the Purchase Price Adjustment, such resolution shall be final, binding and conclusive.

(iv)

If after such twenty (20) day period, Seller and Buyer are unable to reach agreement on the Purchase Price Adjustment, the matter shall be referred to an independent national accounting firm mutually acceptable to the Parties (the “Independent Accounting Firm”). The Parties shall cause the Independent Accounting Firm to submit to them a determination of the Purchase Price Adjustment within thirty (30) days after submission of the matter, and such report and determination shall be final, non-appealable, binding and conclusive on Buyer and Seller. The fees, costs and expenses of the Independent Accounting Firm shall be paid fifty percent (50%) by Seller and fifty percent (50%) by Buyer.

(v)

The Purchase Price Adjustment, as finally determined in accordance with this Section 1.10(d), shall be referred to as the “Final Post-Closing Purchase Price Adjustment Amount”.

(A)

If the Final Post-Closing Purchase Price Adjustment Amount is less than the Initial Post-Closing Estimated Purchase Price Adjustment Amount, Seller shall pay Buyer an amount equal to such difference.

(B)

If the Final Post-Closing Purchase Price Adjustment Amount is greater than the Initial Post-Closing Estimated Purchase Price Adjustment Amount, Buyer shall pay Seller an amount equal to such difference.

(C)

The amount payable in accordance with Section 1.10(d)(v)(A) or 1.10(d)(v)(B) above is referred to as the “Final Post-Closing True-Up Amount.”  The Final Post-Closing True-Up Amount shall be paid by the applicable Party within seven (7) days of the final determination of the Final Post-Closing Purchase Price Adjustment Amount by wire transfer of immediately available funds to the account designated by the Party entitled to such payment.

1.11

Additional Proceeds.  (a) If at any time and from time to time, after the last date for which proceeds have been received and reflected in the Final Post-Closing Purchase Price Adjustment Amount, Buyer receives any proceeds attributable to the Purchased Assets that are attributable to any period prior to the Effective Time, as calculated in accordance with GAAP and Section 1.7, Buyer shall promptly pay to Seller all such proceeds.

(b)

If at any time and from time to time, after the last date for which proceeds have been received and reflected in the Final Post-Closing Purchase Price Adjustment Amount, Seller receives any proceeds attributable to the Purchased Assets that are attributable to any period from and after the Effective Time, as calculated in accordance with GAAP and Section 1.7, Seller shall promptly pay to Buyer all such proceeds.

ARTICLE II

CLOSING

2.1

The Closing. The Closing shall take place at the offices of SEECO, Inc., 2350 N. Sam Houston Parkway East, Suite 125, Houston, Texas 77032, commencing at 9:00 a.m. local time on the Closing Date. The “Closing Date” shall be May 5, 2008, or such other date as may be mutually acceptable to the Parties.

2.2

Deliveries by Seller at the Closing.  At the Closing, Seller shall deliver the following:

(a)

Four (4) original counterparts of an Assignment, Bill of Sale and Conveyance in the form of Exhibit F hereto (the “Assignment and Bill of Sale”) duly executed by Seller and acknowledged;

(b)

Four (4) original counterparts of a Partial Release, in recordable form, whereby the Subject Lands shall be released from the terms of the Field Services Agreement effective  as of the Closing Date, which Partial Release shall be duly executed and acknowledged by DGC.

(c)

Four (4) original counterparts of an Assignment and Bill of Sale, in form and substance reasonably acceptable to DGC and Buyer (the “Gathering System Assignment”), assigning to Buyer all of DGC’s right, title and interest in and to the Gathering System (as defined herein below) warranting the same against claims by, through and under DGC but otherwise without any warranty, express or implied.

(d)

the various certificates, documents and instruments referred to in Section 7.2;

(e)

executed copies of mutually acceptable change of operator forms, transfer orders or letters-in-lieu, government approved assignment forms to be prepared by Seller; and

(f)

such other instruments as are necessary to carry out Seller’s obligations under this Agreement.

2.3

Deliveries by Buyer at the Closing.  At the Closing, Buyer shall deliver to the Seller the following:

(a)

the Closing Date Aggregate Purchase Price by wire transfer of immediately available funds;

(b)

Four (4) original counterparts of the Assignment and Bill of Sale and of the Gathering System Assignment duly executed by Buyer and acknowledged;

(c)

the other certificates, documents and instruments referred to in Section 7.3; and

(d)

such other instruments as are necessary to carry out Buyer’s obligations under this Agreement.

2.4

Proceedings at Closing.  All proceedings to be taken and all documents to be executed and delivered at the Closing shall be deemed to have been taken and executed simultaneously, and, except as permitted hereunder, no proceedings shall be deemed taken nor any document executed and delivered until all have been taken, executed and delivered.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated herein, except as set forth on the schedules to this Article III, Seller represents and warrants the following to Buyer, each of which representations and warranties is material to and is relied upon by Buyer. Any disclosure set forth on any particular schedule shall be treated as disclosed with respect to all other sections of this Article III regardless of whether or not a specific reference is made thereto, provided it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other section. The inclusion of any item or fact in the schedules shall not be deemed an admission that such item or fact is material for the purposes of this Agreement.

3.1

Organization and Qualification.  Seller has been duly organized and is validly existing and in good standing under the laws of the State of Arkansas, and has full corporate power and authority to carry on its business as currently being conducted and to own or lease and operate the properties it owns or leases as and in the places now owned, leased or operated, respectively. Seller is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws. Seller is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its business make such qualification necessary, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Seller Material Adverse Effect.

3.2

Authority; Binding Effect.  (a) The execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Seller.

(b)

This Agreement and each agreement, instrument or document being or to be executed and delivered by Seller in connection with the transactions contemplated hereby or thereby (“Seller Related Documents”), upon due execution and delivery by Seller, will constitute, assuming the due execution and delivery by the other parties thereto, the legal, valid, and binding obligation of Seller, enforceable in accordance with its respective terms (except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by application of equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.3

Governmental Entities.  Except as set forth on Schedule 3.3 or as otherwise expressly set forth herein, Seller is not required to submit any material notice, report or other filing with any Governmental Entity in connection with its execution or delivery of this Agreement or any of the Seller Related Documents or the consummation of the transactions contemplated hereby and no consent, approval or authorization of any Governmental Entity is required to be obtained by Seller in connection with the execution, delivery and performance of this Agreement, except (a) for such filings as may be required under the Hart-Scott-Rodino Act and (b) where such failure to submit such notice, report or other filing or obtain such consent, approval or authorization would not reasonably be expected to have a Seller Material Adverse Effect.

3.4

No Conflicts.  Except as set forth on Schedule 3.4, the execution, delivery and performance of this Agreement and any of the Seller Related Documents by Seller does not and will not:

(a)

Conflict with or result in any breach of the provisions of, or constitute a default or require the consent of any person or entity under the organizational documents of Seller;

(b)

 (i) Violate any restriction to which Seller is subject or, with or without the giving of notice, the passage of time, or both, (ii) violate (or give rise to any right of termination, cancellation or acceleration under) any mortgage, deed of trust, license, lease, indenture, contract or other material agreement or instrument, whether oral or written, to which Seller is a party, or by which it or any of the assets of Seller is bound (which will not be satisfied, assigned or terminated on or prior to the Closing as a result of the transactions contemplated by this Agreement), (iii) result in the termination of any such instrument or termination of any provisions in such instruments or (iv) result in the creation or imposition of any Security Interest upon the Purchased Assets, in any such case or cases, that would reasonably be expected to have a Seller Material Adverse Effect; or

(c)

Constitute a violation of any applicable rule, regulation, law, statute, ordinance, or any judgment, decree, writ, injunction or order of any Governmental Entity, where such violation has not had or would not reasonably be expected to have a Seller Material Adverse Effect.

3.5

Contracts; Leases.  Schedule 3.5 is a complete list as of the date of this Agreement of the following types of Assigned Contracts (collectively, the “Material Contracts” and each, a “Material Contract”): (i) any agreement(s) with any affiliate(s) of Seller, (ii) any agreement(s) of Seller for the sale, exchange, or other disposition of Hydrocarbons produced from the Purchased Assets that is not cancelable without penalty on not more than sixty (60) days prior written notice, (iii) any agreement(s) of Seller to sell, lease, farmout, or otherwise dispose of any of its interests in any of the Purchased Assets other than conventional rights of reassignment, (iv) any tax partnership(s) of Seller affecting any of the Purchased Assets, (v) any operating agreement(s) to which Seller’s interests in any of the Purchased Assets is subject, (vi) any agreement(s) pursuant to which Seller has forfeited or not consented to, its right to participate in future oil and gas operations, (vii) any agreement(s) pursuant to which Seller has received an advance payment, prepayment or similar deposit and has a refund obligation with respect to any natural gas or products purchased, sold, gathered, processed or marketed by or for Seller out of the Purchased Assets, (viii) any contract that requires Seller to expend more than $200,000 in any year in connection with the Purchased Assets, (ix) any option to purchase or call on the Hydrocarbons produced from the Purchased Assets and (x) any lease(s), title retention agreement(s) or security interest(s) affecting any of the Equipment.  Seller is not in material default under the terms of any Lease or Material Contract, and to Seller’s Knowledge there is no material default existing or continuing by any other party under the terms of any Lease or Material Contract and each Lease and Material Contract is in full force and effect in all material respects and is valid and enforceable by Seller in accordance with its terms, assuming the due authorization, execution and delivery thereof by each of the other parties thereto (except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by application of equitable principles).

3.6

Title to Equipment. Seller owns all of its interests in the Equipment free and clear of all Liens, except for Permitted Liens.

3.7

Oil and Gas Interests.  (a) To the Knowledge of Seller, all payments (including all delay rentals, royalties, shut-in royalties and valid calls for payment or prepayment under operating agreements) due and owing by Seller under the Leases and Assigned Contracts have been and are being made (timely, and before the same became delinquent) by Seller in all material respects other than those delinquent payments that are contested by Seller in good faith in the normal course of business.

(b)

Except as otherwise provided in Section 1.7(a)(iii), Seller is not obligated, by virtue of a prepayment arrangement, a “take or pay” arrangement, production payment or any other arrangement, to deliver oil, gas or other Hydrocarbons produced from the Purchased Assets at some future time without then receiving full payment therefor.

3.8

No Litigation.  Except as set forth on Schedule 3.8, there are no actions, suits, dispute resolution proceedings, claims, governmental investigations or other legal or administrative proceedings, or any orders decrees or judgments in progress, pending or in effect, or, to the Knowledge of Seller, threatened against or relating to Seller (which are reasonably likely to impair Buyer’s ability to perform its obligations under this Agreement) or relating to any of the Purchased Assets, or against or relating to the transactions contemplated by this Agreement, and there are none pending in state courts, or in any federal courts, or, to the Knowledge of Seller, pending in other jurisdictions or threatened in writing, at law or in equity, by or before any federal, state or municipal court or other governmental agency, department, commission, board, bureau, instrumentality or other Governmental Entity.

3.9

Brokers’ Fees.  Except as set forth on Schedule 3.9, Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement. Buyer shall not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Seller or their Affiliates, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

3.10

Books and Records.  The Records are complete and correct in all material respects and have been maintained in accordance with sound business practices.

3.11

Disclaimer.  Except as expressly set forth in this Agreement or the Seller Related Documents, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of Seller or any of its assets, liabilities or operations, including, without limitation, the Purchased Assets and the Assumed Liabilities, and any such other representations or warranties are hereby expressly disclaimed.

3.12

Bankruptcy.  There are no bankruptcy, reorganization, or receivership proceedings pending against, or, to Seller’s Knowledge, being contemplated by or threatened against Seller.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, except as set forth on the schedules to this Article IV, Buyer represents and warrants the following to Seller, each of which representations and warranties is material to and is relied upon by Seller. Any disclosure set forth on any particular schedule shall be treated as disclosed with respect to all other sections of this Article IV regardless of whether or not a specific reference is made thereto, provided it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other section. The inclusion of any item or fact in the schedules shall not be deemed an admission that such item or fact is material for the purposes of this Agreement.

4.1

Organization and Qualification.  Buyer is a Delaware corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, formation or incorporation, as applicable, with full corporate power and authority to carry on its business as currently being conducted and to own or lease and operate the properties it owns or leases as and in the places now owned, leased or operated, respectively. Buyer is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws. Buyer is duly qualified or licensed to do business and is in good standing as a foreign corporation in Arkansas and in each other jurisdiction in which the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its business make such qualification necessary, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Buyer Material Adverse Effect.

4.2

Authority; Binding Effect.  (a) The execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer.

(b)

This Agreement and each agreement, instrument or document being or to be executed and delivered by Buyer in connection with the transactions contemplated thereby (“Buyer Related Documents”), upon due execution and delivery by Buyer, will constitute, assuming the due execution and delivery by the other parties thereto, the legal, valid, and binding obligation of Buyer, enforceable in accordance with its respective terms (except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by application of equitable principles).

4.3

Governmental Entities.  Except as set forth on Schedule 4.3 or as otherwise expressly set forth herein, Buyer is not required to submit any material notice, report or other filing with any Governmental Entity in connection with its execution or delivery of this Agreement or any of Buyer Related Documents or the consummation of the transactions contemplated hereby and no consent, approval or authorization of any Governmental Entity is required to be obtained by Buyer in connection with the execution, delivery and performance of this Agreement, except (a) for such filings as may be required under the Hart-Scott-Rodino Act and (b) where such failure to submit such notice, report or other filing or obtain such consent, approval or authorization would not reasonably be expected to have a Buyer Material Adverse Effect.

4.4

No Conflicts.  Except as set forth on Schedule 4.4, the execution, delivery and performance of this Agreement and any of Buyer Related Documents by Buyer does not and will not:

(a)

Conflict with or result in any breach of the provisions of, or constitute a default or require the consent of any person or entity under the organizational documents of Buyer;

(b)

 (i) Violate any restriction to which Buyer is subject or, with or without the giving of notice, the passage of time, or both, (ii) violate (or give rise to any right of termination, cancellation or acceleration under) any mortgage, deed of trust, license, lease, indenture, contract or other material agreement or instrument, whether oral or written, to which Buyer is a party, or by which it or any of the assets of Buyer are bound (which will not be satisfied, assigned or terminated on or prior to the Closing as a result of the transactions contemplated by this Agreement), (iii) result in the termination of any such instrument or termination of any provisions in such instruments or (iv) result in the creation or imposition of any Security Interest upon the properties or assets of Buyer, in any such case or cases, that will have a Buyer Material Adverse Effect; or

(c)

Constitute a violation of any applicable rule, regulation, law, statute, ordinance, or any judgment, decree, writ, injunction or order of any Governmental Entity, where such violation has not had or would not reasonably be expected to have a Buyer Material Adverse Effect.

4.5

No Litigation.  There are no actions, suits, dispute resolution proceedings, claims, governmental investigations or other legal or administrative proceedings, or any orders decrees or judgments in progress, pending or in effect, or, to the Knowledge of Buyer, threatened against or relating to Buyer which are reasonably likely to impair Buyer’s ability to perform its obligations under this Agreement or against or relating to the transactions contemplated by this Agreement, and there are none pending in state courts, or in any federal courts, or, to the Knowledge of Buyer, pending in other jurisdictions or threatened in writing, at law or in equity, by or before any federal, state or municipal court or other governmental agency, department, commission, board, bureau, instrumentality or other Governmental Entity.

4.6

Brokers’ Fees.  Except as set forth on Schedule 4.6, Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement. Seller shall not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Buyer or its Affiliates, for brokerage fees, finder’s fees, agent’s commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

4.7

SEC Disclosure.  Buyer is an experienced and knowledgeable investor and operator in the oil and gas business.  Buyer is acquiring the Purchased Assets for its own account for use in its trade or business, and not with a view toward or for sale in connection with any distribution thereof, nor with any present intention of making a distribution thereof within the meaning of the Securities Act of 1933, as amended.

4.8

Independent Evaluation.  As of Closing, Buyer represents that it is sophisticated in the evaluation, purchase, operation and ownership of oil and gas properties and that in making its decision to enter into this Agreement and to consummate the transaction contemplated herein, and has satisfied itself as to the physical condition and environmental condition of the Purchased Assets.

4.9

Qualified Buyer.  Buyer possesses all required governmental licenses, permits, bonds, certificates, orders and authorizations necessary to own the Purchased Assets, except those customarily obtained after the sale or conveyance of the Purchased Assets.

4.10

Disclaimer.  Except as expressly set forth in this Agreement or Buyer Related Documents, Buyer makes no representations or warranties, express or implied, at law or in equity, in respect of Buyer or any of its assets, liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

ARTICLE V

COVENANTS

5.1

Closing Efforts.  Each of the Parties shall use its Reasonable Best Efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Best Efforts to ensure that (a) its representations and warranties are true and correct in all material respects at the Closing Date and (b) the conditions to the obligations of the other Party to consummate the Closing are satisfied on or before April 28, 2008.

5.2

Governmental and Third-Party Notices and Consents.  (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Parties shall promptly file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, shall use its Reasonable Best Efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable; provided that in no event shall Buyer or any of its Affiliates be required to agree or commit to divest, hold separate, offer for sale, abandon, limit its operation of or take similar action with respect to any assets (tangible or intangible) or any business interest of it or any of its Affiliates in connection with or as a condition to receiving the consent or approval of any Governmental Entity (including, without limitation, under the Hart-Scott-Rodino Act).

(b)

Seller shall use its Reasonable Best Efforts (without the obligation to expend money except reasonable out-of-pocket costs) to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed on the schedules hereto or as may be required for Seller to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement, including, without limitation, any waivers, consents or approvals from third parties arising or delivered after the Closing.

5.3

Operation of Business of Seller.  (a) Except as contemplated by this Agreement, during the period from the date of this Agreement to the earlier of the Closing or the termination of this Agreement, Seller shall conduct its operations of the Purchased Assets in the ordinary course of business, consistent with past practice, and in compliance in all material respects with all applicable laws and regulations.  Without limiting the generality of the foregoing, except as set forth on Schedule 5.3, during this period, Seller shall not, without the written consent of Buyer, which consent shall not be unreasonably withheld or delayed:

(i)

abandon any part of the Purchased Assets;

(ii)

approve any operations relating to the Purchased Assets anticipated in any instance to cost the owner of the Purchased Assets more than $50,000 per authority for expenditure net to Seller’s interest (except emergency operations, operations in the ordinary course of business which include, without limitation, participation in any and all integrations submitted to the Arkansas Oil and Gas Commission, all operations proposed under presently existing contractual obligations including, but not limited to, all joint operating agreements, ongoing commitments and operations undertaken to avoid a monetary penalty or forfeiture provision of any applicable agreement or order);

(iii)

convey or dispose of any of the Purchased Assets or any interest therein (other than replacement of equipment, the sale of oil, gas and other liquid products produced from the Purchased Assets in the ordinary and regular course of business or as may be required in connection with any Preference Right) or enter into any farmout, farmin or other similar contract affecting the Purchased Assets;

(iv)

let lapse any insurance now in force with respect to the Purchased Assets;

(v)

encumber or mortgage the Purchased Assets or allow any lien or other encumbrance to become a burden on the Purchased Assets; or

(vi)

materially modify or terminate any of the operating agreements or other significant Assigned Contract or Lease.

If Buyer fails to respond within ten (10) calendar days following delivery by Seller of a written request for approval or consent with respect to any such proposed action or expenditure, then Buyer shall be deemed to have agreed with Seller’s election or other determination with respect thereto. Buyer shall not unreasonably withhold its approval or consent with respect to any such proposed action or expenditure.

(b)

Nothing contained in this Agreement shall give to Buyer, directly or indirectly, rights to control or direct the operations of Seller prior to the Closing Date. Prior to the Closing Date, Seller shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of their operations.

5.4

Expenses.  Except as otherwise provided in this Agreement, each of the Parties shall bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

5.5

Notification.  Seller, on one hand, and Buyer, on the other, shall notify the other Party in writing of the existence or happening of any fact, event or occurrence which should be included on the schedules to Article III or Article IV, as applicable, in order to make the representations and warranties set forth in Article III or Article IV, as applicable, true and correct in all material respects as of the Closing Date, it being understood and agreed that the delivery of such information shall not in any manner constitute a waiver by Buyer or Seller, as applicable, of any of the conditions precedent to the Closing hereunder; provided, however, that in determining whether there is a breach of any representation or warranty contained in Article III or Article IV, as applicable, for purposes of the indemnification to be provided by Indemnifying Party pursuant to Article VIII, such representation or warranty shall be qualified by any information provided pursuant to this Section 5.5.

5.6

Bulk Sales Laws.  Buyer acknowledges that Seller will not comply with the provisions of any bulk sales laws in any jurisdiction in connection with the transactions contemplated by this Agreement.

5.7

Access to Purchased Assets and Records.  (a) Subject to the terms and conditions of the Confidentiality Agreement dated February 19, 2008 (the “Confidentiality Agreement”), by and between Buyer and Seller, from the date of this Agreement until the Closing, Seller shall cooperate with Buyer and provide Buyer and its representatives, consultants, and current and prospective lenders and advisors, and each of their authorized representatives reasonable access to the Purchased Assets and reasonable access to the Records, but only to the extent that Seller may do so without violating any obligations to any third party and to the extent that Seller has authority to grant such access without breaching any restriction legally binding on Seller. Buyer shall conduct all such inspections and other information gathering described above only (i) (x) during regular business hours and (y) during any weekends and after hours requested by Buyer that can be reasonably accommodated by Seller, and (ii) in a manner which will not unduly interfere with Seller’s operation of the Purchased Assets.

(b)

Subject to the Confidentiality Agreement from the date of this Agreement until the Closing, Seller shall afford to Buyer and its officers, employees, agents and current and prospective lenders and each of their authorized representatives reasonable access to the Purchased Assets, including the Records in accordance with Section 5.7(a). During such period, Seller shall also make available to Buyer, upon reasonable notice during normal business hours, Seller’s personnel knowledgeable with respect to the Purchased Assets in order that Buyer may make such diligent investigation as Buyer considers desirable. For those Purchased Assets that are not operated by Seller, Seller shall use commercially reasonable efforts to obtain permission from the operator for Buyer to conduct such inspections but, provided Seller has exercised such commercially reasonable efforts, Seller shall have no liability to Buyer for failure to obtain any such operator’s permission. Upon reasonable notice to Seller, Buyer shall have the right to conduct an environmental assessment of all or any portion of the Purchased Assets (the “Assessment”), to be conducted by Buyer’s personnel or a reputable environmental consulting or engineering firm approved in advance in writing by Seller (such approval not to be unreasonably withheld), but only to the extent that Seller may grant such right without violating any obligations to any third party (provided that Seller shall use its Reasonable Best Efforts to obtain any necessary third party consents to any Assessment to be conducted by Buyer).  The Assessment shall be conducted at the sole cost and expense of Buyer. After completing any Assessment of the Purchased Assets, Buyer shall, at its sole cost and expense, restore the Purchased Assets to their condition prior to the commencement of such Assessment, unless Seller requests otherwise, and shall promptly dispose of all drill cuttings, corings, or other investigative-derived wastes generated in the course of the Assessment. Upon Seller’s written request, Buyer shall provide Seller with a copy of the final version of all environmental reports prepared by, or on behalf of, Buyer with respect to any Assessment conducted on the Purchased Assets. In the event that any necessary disclosures under applicable laws are required with respect to matters discovered by any Assessment conducted by, for or on behalf of Buyer, Buyer agrees that Seller shall be the responsible party for disclosing such matters to the appropriate Governmental Entities; provided that, if Seller fails to promptly make such disclosure and Buyer or any of its Affiliates is legally obligated to make such disclosure, Buyer or any of its Affiliates, as applicable, shall have the right to fully comply with such legal obligation. If, by the Objection Date, as a result of its investigation pursuant to this Section 5.7(b), Buyer determines that with respect to the Purchased Assets, there exists a violation of any Environmental Law (an “Environmental Defect”), the Parties agree to negotiate in good faith a resolution satisfactory to both Parties.  If such a resolution is not reached prior to Closing with respect to any such Environmental Defect, the affected Purchased Asset(s) shall be held back from the Purchased Assets to be transferred and conveyed to Buyer at Closing and the Purchase Price to be paid at Closing shall be reduced by the Allocated Value of the Purchased Asset(s) held back, and the parties shall have the rights and remedies set forth in Section 5.7(c) below with respect thereto.

(c)

With respect to any Purchased Asset(s) held back from the initial Closing pursuant to Section 5.7(b) above, the Parties shall have the following rights and remedies:

(i)

Seller shall have the right, but not the obligation, to cure the Environmental Defect to the reasonable satisfaction of Buyer, so long as such cure is accomplished on or before 180 days following the initial Closing (the “Environmental Cure Period”).  Within ten (10) days following the date that Seller provides Buyer with reasonably satisfactory evidence that an Environmental Defect has been cured, Seller shall sell, assign and convey to Buyer, and Buyer shall purchase and accept from Seller, the affected Purchased Asset, in accordance with and subject to the terms and conditions of this Agreement, and Buyer shall pay to Seller the amount by which the Purchase Price was reduced at the initial Closing with respect to such affected Purchased Asset.  Contemporaneously with the assignment of the affected Purchased Asset to Buyer, Seller shall be released from all further liability or obligation to Buyer with respect to such affected Purchased Asset.

(ii)

Seller may notify Buyer in writing that it has elected to indemnify Buyer from all liabilities and obligations arising out of the Environmental Defect, but only if Buyer agrees the indemnity, in such circumstance, is an appropriate remedy, and if the Parties can mutually agree on the form of the indemnity.  Within ten (10) days following the date that Seller notifies Buyer that Seller has elected to indemnify Buyer under this 5.7(c)(ii), Seller shall sell, assign and convey to Buyer, and Buyer shall purchase and accept from Seller, the affected Purchased Asset, in accordance with and subject to the terms and conditions of this Agreement, and Buyer shall pay to Seller the amount by which the Purchase Price was reduced at the initial Closing with respect to such affected Purchased Asset.  If Seller later cures the Environmental Defect to Buyer’s reasonable satisfaction, the indemnity and all further liability or obligation to Buyer with respect to the affected Purchase Asset shall terminate.

(iii)

If an Environmental Defect has not been resolved under Section 5.7(c)(i) or (ii) above by the end of the Environmental Cure Period, either Party may refer the matter to arbitration (pursuant to the procedures set forth in Section 8.3(d)) for determination of the existence of and/or the value of such Environmental Defect at the time of the arbitration (the “Environmental Defect Value”).  The determination of the arbitrator shall be binding on the Parties.  Within ten (10) days following the date of the arbitrator’s decision, Seller shall sell, assign and convey to Buyer, and Buyer shall purchase and accept from Seller, the affected Purchased Asset, in accordance with and subject to the terms and conditions of this Agreement, and Buyer shall pay to Seller the amount by which the Purchase Price was reduced at the initial Closing with respect to such affected Purchased Asset less any Environmental Defect Value.  Contemporaneously with the assignment of the affected Purchased Asset to Buyer, Seller shall be released from all further liability or obligation to Buyer with respect to the affected Purchased Asset.

(d)

Seller and Buyer shall preserve until the fifth (5th) anniversary of the Closing Date all records possessed or to be possessed by such Party relating to any of the Purchased Assets prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such Party shall provide the other Party with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (a) the officers and employees of such Party and (b) the books of account and records of such Party, but, in each case, only to the extent relating to the Purchased Assets prior to the Closing Date, and the other Party and its representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such Party. Such records may nevertheless be destroyed by a Party if such Party sends to the other Party written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the thirtieth (30th) day after such notice is given unless another Party objects to the destruction in which case the Party seeking to destroy the records shall deliver such records to the objecting Party.

5.8

Further Assurances.  Upon the terms and subject to the conditions hereof, the Parties hereto shall execute such documents and other instruments and take such further actions as may be reasonably required to carry out the provisions hereof and consummate the transactions contemplated by this Agreement.

5.9

Delivery of Books and Records to Buyer.  Seller shall, within thirty (30) days after Closing, deliver the Records to Buyer.

5.10

Letters in Lieu; Assignments; Operatorship.  (a) Seller will execute on the Closing Date letters in lieu of division and transfer orders relating to the Purchased Assets, on forms prepared by Seller and reasonably satisfactory to Buyer, to reflect the transaction contemplated hereby.

(b)

Seller will prepare and execute, and Buyer will execute, on the Closing Date, all assignments necessary to convey to Buyer all federal and state Leases, if any, in the form as prescribed by the applicable Governmental Entity and otherwise acceptable to Buyer and Seller.

(c)

Seller makes no representations or warranties to Buyer as to transferability or assignability of operatorship of any Purchased Assets.  Seller is not aware of any effort by any third party to have Seller removed as operator of any property for which it is currently operator.  Rights and obligations associated with operatorship of such Purchased Assets are governed by operating and similar agreements covering the Purchased Assets and will be determined in accordance with the terms of such agreements.  However, Seller will assist Buyer in Buyer’s efforts to succeed Seller as operator of any Wells and units included in the Purchased Assets where Seller currently serves as operator.  Buyer shall, promptly following Closing, file all appropriate forms and declarations or bonds with federal and state agencies relative to its assumption of operatorship.  For all operated Purchased Assets, Seller shall execute and deliver to Buyer on the Closing Date, and Buyer shall promptly file the appropriate forms with the applicable regulatory agency transferring operatorship of such Assets to Buyer.

ARTICLE VI

TITLE MATTERS

6.1

Title Information. Seller shall make all information in Seller’s or its agents’ possession regarding title to the Purchased Assets available to Buyer in Seller’s offices at reasonable times during Seller’s normal business hours.

6.2

Defensible Title.  “Defensible Title” means the title of Seller in and to each Lease, Well or Well Location that, subject to and except for the Permitted Encumbrances:

(a)

entitles Seller to receive not less than the Net Revenue Interests for the hydrocarbons and proceeds thereof produced in respect of each Lease, Well or Well Location as set forth on Exhibit A, C or D, as applicable,

(b)

obligates Seller to bear costs and expenses relating to the ownership, maintenance, repair, development, operation and production of hydrocarbons in respect of each Lease, Well or Well Location, in an amount not greater than the Working Interest in respect of each Lease as set forth on Exhibit A, C or D, as applicable, except to the extent modified by integration or non-consent adjustments in the ordinary course of business after the date of this Agreement or to the extent there is a corresponding proportionate increase in the Net Revenue Interests, and

(c)

is free and clear of encumbrances, liens and defects that impair the use and enjoyment of or that constitute a loss of interest in such Lease that a reasonable and prudent person engaged in the business of ownership, development and operation of oil and gas properties with knowledge of all applicable facts and circumstances and the understanding of their legal significance would not be willing to accept.

6.3

Defensible Title; Development Acreage.  For purposes of the Title Defect Notice set forth in Section 6.8 only, Seller’s title to any non-producing acreage (“Development Acreage”) included in the Leases shall be presumed to be Defensible Title unless Buyer can show through actual evidence submitted with a Title Defect Notice that Seller’s title to such Development Acreage (or any portion thereof) has failed or that the Development Acreage is subject to a lien or encumbrance (except for Permitted Encumbrances) that would constitute a material loss of interest in such Development Acreage, or the Net Mineral Acres making up such Development Acreage is less than the Net Mineral Acres set forth in Exhibit A.  Development Acreage does not include eWell Locations that have been given a specific Allocated Value on Exhibit D.

6.4

Allocated Value.  If an Allocated Value has not been given for a Lease or Well or Well Location or if the Allocated Value for any Lease or Well or Well Location is zero, Seller shall be conclusively presumed to have Defensible Title to such Lease or Well or Well Location.

6.5

Permitted Encumbrances.  “Permitted Encumbrances” shall include the following (but only to the extent they exist and constitute a burden on the Purchased Assets as of the Effective Time):

(a)

any royalties, overriding royalties, net profits interests, production payments, reversionary interests and similar burdens if the net cumulative effect of such burdens does not reduce the Net Revenue Interests in respect of a Lease, a Well or a Well Location from the Net Revenue Interest specified on Exhibit A, C or D, as applicable;

(b)

liens for taxes or assessments not yet delinquent, or, if delinquent, being contested in good faith;

(c)

rights to consent by, notices to, filings with or actions by federal, state, local or tribal authorities in connection with the conveyance of the Purchased Assets if customarily obtained after a conveyance is made;

(d)

obligations to reassign upon the surrender or expiration of any Lease;

(e)

easements, rights of way, servitudes, permits, surface leases and other rights with respect to the surface or any restrictions on access to the surface or subsurface that do not materially interfere with the operation of the Purchased Asset;

(f)

any material encumbrance, defect in or objection to real property title including, without limitation, any Assumed Title Liabilities that is waived or assumed by Buyer;

(g)

division orders, transfer orders, letters in lieu of transfer orders and pooling or unitization orders, declarations or agreements if the net cumulative effect of such does not reduce the Net Revenue Interest from those specified on Exhibit A, C or D, as applicable;

(h)

materialmen’s, mechanics’, repairmen’s, contractors’, or other similar liens or charges (i) if the amount owed is not yet due and payable, (ii) if such lien or charge has not been filed pursuant to law and the time for filing has expired, (iii) if filed, such lien or charge has not yet become due and payable or payment is being withheld as provided by law, or (iv) if the validity of such lien or charge is being contested in good faith;

(i)

rights reserved to or vested in any governmental authority to control or regulate any of the Purchased Assets in any manner and all applicable laws, rules, regulations and orders of general applicability in the area;

(j)

liens arising under operating agreements, unitization and pooling agreements and production sales contracts securing amounts not yet due and payable or, if due, being contested in good faith; and

(k)

calls on or preferential rights to purchase production held by third parties to purchase production for a price at or above market price.

6.6

Title Defect.  “Title Defect” means any material encumbrance, defect in or objection to real property title, excluding Permitted Encumbrances, that renders Seller’s title less than Defensible Title.  Notwithstanding the foregoing, the following shall not constitute Title Defects:

(a)

defects based on lack of information in Seller’s files;

(b)

defects in the chain of title consisting of the failure to recite marital status or omissions of successors or heirship proceedings, unless Buyer provides affirmative evidence that such failure or omission has resulted in a third party’s actual and superior claim of title to the Asset;

(c)

defects arising out of the lack of a survey if Seller has been paid proceeds from production in accordance with its Net Revenue Interest set forth on Exhibit A, C or D, as applicable for such Lease, Well or Well Location without suspense of such proceeds;

(d)

defects based on the failure to record leases issued by the United States or any state, local or tribal authority;

(e)

defects asserting a change in Net Revenue Interests or Working Interests based on an after-payout decrease in Net Revenue Interests or increase in Working Interests pursuant to a farm-in, farm-out or other agreement that is listed on Schedule 6.6, if the effect of such change is reflected in the Net Revenue Interests and Working Interests set forth in Exhibit A, C or D, as applicable;

(f)

defects related to suspension of revenues due and owing to Seller, if such suspension is not supported by facts and circumstances that would otherwise be a Title Defect; and

(g)

defects that have been cured or that are not material in light of the entire chain of title or subsequent agreements.

6.7

Title Defect Value.  “Title Defect Value” means the value of the Title Defect determined in accordance with the following:

(a)

If the Title Defect is a reduction in the Net Revenue Interests in respect of the Lease, the Title Defect Value thereof shall be equal to the Allocated Value of the Lease multiplied by a fraction the numerator of which is the positive difference between the actual Net Revenue Interest of Seller in the Lease and the Net Revenue Interest set forth for such Lease on Exhibit A and the denominator of which is the Net Revenue Interest set forth for such Lease on Exhibit A;

(b)

If the Title Defect is a lien or encumbrance other than a Permitted Encumbrance, the cost of removing the lien or encumbrance;

(c)

If the Title Defect is the increase in the Working Interests in respect of the Lease to the extent such increase is not accompanied by a corresponding increase in the Net

Revenue Interests, the Title Defect Value thereof shall be determined by Buyer in good faith in its reasonable discretion; and

(d)

If the Title Defect represents only a possibility of title failure, the probability that such failure will occur will be taken into account in determining the Title Defect Value thereof.  In every instance the legal and practical effect of the Title Defect shall be taken into account in the determination of the Title Defect Value thereof.

Only that portion of the Lease that is materially and adversely affected by a Title Defect shall be considered for purposes of determining the Title Defect Value.

6.8

Title Defect Notice.  Buyer shall give Seller notice of any Title Defects (“Title Defect Notice”) as soon as possible but no later than April 28, 2008 (such date being referred to herein as the “Objection Date”).  The Title Defect Notice must include all of the following:

(a)

a description of the Title Defect;

(b)

a description of the reasonable basis for the Title Defect;

(c)

Reasonable Documentation supporting the basis for the Title Defect;

(d)

evidence supporting Buyer’s belief that the Title Defect has not been released or cured and is still enforceable; and

(e)

the identity and the Allocated Value of the Lease.

6.9

Assumed Title Liabilities.  Any notice that is not timely and properly given or that does not satisfy all of the foregoing shall not be a valid Title Defect Notice, and any Title Defects not included in a valid Title Defect Notice shall be deemed to be “Assumed Title Liabilities” and to have been waived or assumed by Buyer. Notwithstanding anything to the contrary contained in this Agreement, except as to any Title Defects subject to Section 6.11(b) or Section 6.13(b), after Closing, Seller’s only warranty of title to the Purchased Assets shall be that, as to claims arising by, through or under Seller, Seller has Defensible Title to the Oil and Gas Interests.

6.10

Reasonable Documentation.  “Reasonable Documentation” means a copy of any available title opinion or other explanations describing the Title Defect and

(a)

a copy of the relevant document, if the basis is a document;

(b)

the deed preceding and following a gap in the chain of title or a title opinion describing the gap in reasonable detail, if the basis is a gap in Seller’s chain of title;

(c)

a copy of the document creating the lien or encumbrance, if the basis is a lien or encumbrance, together with evidence supporting Buyer’s determination that the lien or encumbrance has not been released and is still enforceable; or

(d)

any other reasonable documentation or explanation supporting the Title Defect.

6.11

Seller’s Options.  Seller shall have the right to cure any Title Defect but shall have no obligation to do so. If Buyer gives a Title Defect Notice, Seller shall have the option of:

(a)

curing the Title Defect before Closing, and, if such Title Defect is not cured before Closing, Seller shall further elect (b), (c) or (d);

(b)

indemnifying Buyer for all liabilities and obligations associated with the Title Defect, which indemnity shall terminate if Seller later cures the Title Defect, but only if Buyer agrees the indemnity, in such circumstance, is an appropriate remedy, and if the Parties can mutually agree on the form of the indemnity;

(c)

reducing the Purchase Price by the Title Defect Value, subject to the Title Defect Threshold and Title Defect Deductible described in Section 6.12, in which event Seller shall be released from and of all further liability or obligation to Buyer with respect to the Title Defect, and the Title Defect shall be a Permitted Encumbrance; or

(d)

if the Title Defect Value exceeds twenty percent (20%) of the Allocated Value of the Well or Well Location, excluding the Well or Well Location from the Purchased Assets conveyed to Buyer at the Closing, subject to Section 6.13, in which event the Purchase Price shall be reduced by the Allocated Value of the Well or Well Location, as applicable.

6.12

Adjustment to Purchase Price; Threshold and Deductible.  At Closing, the Purchase Price may be adjusted for Title Defect Values as set forth in Section 6.11(c); provided, however, notwithstanding anything to the contrary herein, there shall be no cure, remedy, deletion or adjustment to the Purchase Price whatsoever in respect of any Title Defects unless the aggregate value of all Title Defects equals or exceeds one percent (1%) of the Purchase Price (the “Title Defect Threshold Amount”). Once the Title Defect Threshold Amount has been reached, the amount of reduction in Purchase Price shall be the amount of Title Defect Values that exceed one-half of one percent (0.5%) of the Purchase Price (the “Title Defect Deductible”).  For avoidance of doubt, there shall be no adjustment to the Purchase Price for Title Defects cured or remedied in accordance with Section 6.11(a) or 6.11(b) and the Title Defect Threshold Amount and the Title Defect Deductible Amount shall not apply to any Title Defect arising by, through or under Seller.

6.13

Exclusions of Wells.  Pursuant to Section 6.11(d), if the Title Defect Value exceeds twenty percent (20%) of the Allocated Value of a Well or Well Location, Seller shall have the option to exclude such Well or Well Location from the Purchased Assets conveyed to Buyer at the Closing by notifying Buyer on or before the Closing, in which event the Purchase Price shall be reduced by the Allocated Value of such Well or Well Location. If the Title Defect Value exceeds twenty percent (20%) of the Allocated Value of the Well or Well Location and the Well or Well Location is excluded from the Purchased Assets conveyed to Buyer at the Closing, Seller may elect any one or more of the following:

(a)

if Seller cures the Title Defect to Buyer’s reasonable satisfaction before the date that is one hundred eighty (180) days after the Effective Time, Seller may convey the Well or Well Location affected by the Title Defect to Buyer on the date that is one hundred eighty (180) days after the Effective Time, subject to all of the terms and conditions of this Agreement, and Buyer shall pay to Seller the amount by which the Purchase Price was reduced with respect to the Well Location; or

(b)

if Seller does not cure the Title Defect to Buyer’s reasonable satisfaction before the date that is one hundred eighty (180) days after the Effective Time but agrees to indemnify Buyer from all liabilities and obligations arising out of the Title Defect (which indemnity shall terminate if Seller later cures the Title Defect), Seller may convey the Well or Well Location affected by the Title Defect to Buyer on the date that is one hundred eighty (180) days after the Effective Time, subject to all of the terms and conditions of this Agreement, in which event Buyer shall pay to Seller the amount by which the Purchase Price was reduced with respect to the Well or Well Location, and Seller shall be released from all further liability or obligation to Buyer with respect to the Title Defect, and, subject to the indemnity provided above in this paragraph, the Title Defect shall be a Permitted Encumbrance.

6.14

Preference Rights and Transfer Requirements.  (a) The transactions contemplated by this Agreement are expressly subject to all validly existing and applicable Preference Rights and Transfer Requirements.  Prior to the Closing Date, Seller shall initiate all procedures which are reasonably required to comply with or obtain the waiver of all Preference Rights and Transfer Requirements with respect to the transactions contemplated by this Agreement. Seller shall use its Reasonable Best Efforts to obtain all applicable consents and to obtain waivers of applicable Preference Rights; provided, however, Seller shall not be obligated to pay any consideration to (or incur any cost or expense for the benefit of) the holder of any Preference Right or Transfer Requirement in order to obtain the waiver thereof or compliance therewith.

(b)

If the holder of a Preference Right elects prior to Closing to purchase the Purchased Asset subject to a Preference Right (a “Preference Property”) in accordance with the terms of such Preference Right, and Seller receives written notice of such election prior to the Closing, such Preference Property will be eliminated from the Purchased Assets and the Purchase Price shall be reduced by the Allocated Value of the Preference Property.

(c)

If

(i)

a third party brings any suit, action or other proceeding prior to the Closing seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated hereby in connection with a claim to enforce a Preference Right;

(ii)

a Purchased Asset is subject to a Transfer Requirement that provides that transfer of such Purchased Asset without compliance with such Transfer Requirement will result in termination or other material impairment of any rights in relation to such Purchased Asset, and such Transfer Requirement is not waived, complied with or otherwise satisfied prior to the Closing Date; or

(iii)

the holder of a Preference Right does not elect to purchase such Preference Property or waive such Preference Right with respect to the transactions contemplated by this Agreement prior to the Closing Date and the time in which the Preference Right may be exercised has not expired;

then, unless otherwise agreed by Seller and Buyer, the Purchased Asset or portion thereof affected by such Preference Right or Transfer Requirement (a “Retained Asset”) shall be held back from the Purchased Assets to be transferred and conveyed to Buyer at Closing and the Purchase Price to be paid at Closing shall be reduced by the Allocated Value of such Retained Asset without application of the Title Defect Threshold Amount or the Title Defect Deductible Amount. Any Retained Asset so held back at the initial Closing will be conveyed to Buyer at a delayed Closing (which shall become the new Closing Date with respect to such Retained Asset), within ten (10) days following the date on which the suit, action or other proceeding, if any, referenced in clause (i) above is settled or a judgment is rendered (and no longer subject to appeal) permitting transfer of the Retained Asset to Buyer pursuant to this Agreement and Seller obtains, complies with, obtains a waiver of or notice of election not to exercise or otherwise satisfies all remaining Preference Rights and Transfer Requirements with respect to such Retained Asset as contemplated by this Section (or if multiple Purchased Assets are Retained Assets, on a date mutually agreed to by the Parties in order to consolidate, to the extent reasonably possible, the number of Closings). At the delayed Closing, Buyer shall pay Seller a purchase price equal to the amount by which the Purchase Price was reduced on account of the holding back of such Retained Asset (as adjusted pursuant to Section 1.7 through the new Closing Date therefor); provided, however, if all such Preference Rights and Transfer Requirements with respect to any Retained Asset so held back at the initial Closing are not obtained, complied with, waived or otherwise satisfied as contemplated by this Section within one hundred eighty (180) days after the initial Closing has occurred with respect to any Purchased Asset, then such Retained Asset shall be eliminated from the Purchased Assets and shall become an Excluded Asset, unless Seller and Buyer agree to proceed with a closing on such Retained Asset, in which case Buyer shall be deemed to have waived any objection (and shall be obligated to indemnify the Seller Indemnitees for all Losses) with respect to non-compliance with such Preference Rights and Transfer Requirements with respect to such Retained Asset(s).

ARTICLE VII

CONDITIONS TO CLOSING

7.1

Conditions to Each Party’s Obligations.  The respective obligations of each Party to consummate the Closing are subject to (a) all applicable waiting periods (and any extensions thereof), if any, under the Hart-Scott-Rodino Act having expired or otherwise been terminated and (b) no Party exercises its right to terminate due to reductions in the Purchase Price pursuant to Section 1.8.

7.2

Conditions to Obligations of Buyer.  Each and every obligation of Buyer under this Agreement (except for the obligations of Buyer to be fulfilled prior to the Closing and obligations that survive termination of this Agreement), including the obligation of Buyer to consummate the

Closing, shall be subject to the satisfaction, on or before the Closing, of each of the conditions set forth in this Section 7.2, unless waived in writing by Buyer.

(a)

Seller shall have obtained at its own expense (and shall have provided copies thereof to Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, as contemplated by Section 5.2, with respect to Governmental Entities, which are required on the part of Seller, except for (i) any waivers, permits, consents, approvals, licenses or other authorizations which may be delivered or issued subsequent to the Closing Date pursuant to applicable law, rule or regulation relating to such waiver, permit, consent, approval, license or other authorization; and (ii) any failure to provide the appropriate notice or obtain the appropriate permit, authorization, consent or approval, or where any such conflict, breach, default, acceleration, termination, modification or cancellation, or any such imposition of any Security Interest, has not had or would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(b)

The representations and warranties of Seller set forth in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of Seller that are not qualified as to materiality shall be true and correct in all material respects, in each case, as of the Closing as though made as of the Closing, provided that, to the extent that any such representation or warranty speaks as of a specified date, it need only be true and correct as of such specified date.

(c)

Seller shall have performed or complied with in all material respects their agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing.

(d)

No Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement, or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation.

(e)

Seller shall have delivered to Buyer the Seller Certificate.

(f)

Buyer shall have received such other certificates and instruments (including a certificate of good standing of Seller in its jurisdiction of incorporation, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

7.3

Conditions to Obligations of Seller.  Each and every obligation of Seller under this Agreement (except for the obligations of Seller to be fulfilled prior to the Closing and obligations that survive termination of this Agreement), including the obligation of Seller to consummate the Closing, shall be subject to the satisfaction, on or before the Closing, of each of the conditions set forth in this Section 7.3, unless waived in writing by Seller.

(a)

Buyer shall have obtained at its own expense (and shall have provided copies thereof to Seller) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, as contemplated by Section 5.2, with respect to Governmental Entities, which are required on the part of Buyer, except for (i) any waivers, permits, consents, approvals, licenses or other authorizations which may be delivered or issued subsequent to the Closing Date pursuant to applicable law, rule or regulation relating to such waiver, permit, consent, approval, license or other authorization; and (ii) any failure to provide the appropriate notice or obtain the appropriate permit, authorization, consent or approval, or where any such conflict, breach, default, acceleration, termination, modification or cancellation, or any such imposition of any Security Interest, has not had or would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

(b)

The representations and warranties of Buyer set forth in this Agreement that are qualified as to materiality shall be true and correct and the representations and warranties of Buyer that are not qualified as to materiality shall be true and correct in all material respects, in each case, as of the Closing as though made as of the Closing, provided that, to the extent that any such representation or warranty speaks as of a specified date.

(c)

Buyer shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing.

(d)

No Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement, or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation.

(e)

Buyer shall have delivered to Seller the Buyer Certificate.

(f)

Seller shall have received such other certificates and instruments (including certificates of good standing of Buyer in its jurisdiction of organization, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as they shall reasonably request in connection with the Closing.

(g)

Buyer is ready to deliver the Closing Date Aggregate Purchase Price by wire transfer to Seller in immediately available funds.

ARTICLE VIII

INDEMNIFICATION

8.1

Indemnification by Seller.  Subject to the limitations set forth in Section 8.5, and provided that Buyer makes a written claim for indemnification against Seller pursuant to Section 8.3, to the extent applicable, and Section 11.7, within the survival period (if there is an applicable survival period pursuant to Section 8.4, below), then Seller shall be obligated to indemnify Buyer, Buyer’s permitted assigns and Affiliates and their respective partners, directors, members, shareholders, officers, employees and agents (collectively, “Buyer Indemnitees”) from and against the entirety of any Damages the Buyer Indemnitees may suffer resulting from, arising out of, relating to, in the nature of, or caused by the following:

(a)

any breach by Seller of any of its representations, warranties and covenants contained in this Agreement and the Seller Related Documents;

(b)

any Title Defects subject to Section 6.11(c);

(c)

any Excluded Liabilities; or

(d)

the litigation set forth on Schedule 3.8.

8.2

Indemnification by Buyer.  Subject to the limitations set forth in Section 8.5, and provided that a Seller makes a written claim for indemnification against Buyer pursuant to Section 8.3, to the extent applicable, and Section 11.8, within the survival period (if there is an applicable survival period pursuant to Section 8.4, below), then Buyer shall indemnify Seller, Seller’s permitted assigns and Affiliates and their respective partners, directors, members, shareholders, officers, employees and agents (the “Seller Indemnitees”) from and against the entirety of any Damages the Seller Indemnitees may suffer resulting from, arising out of, relating to, in the nature of, or caused by the following:

(a)

any breach by Buyer of its representations, warranties, and covenants contained in this Agreement and the Buyer Related Documents;

(b)

non-compliance with any bulk-sale statutes; or

(c)

any Assumed Liability.

8.3

Indemnification Claims.

(a)

(i)

If any third party notifies any Indemnified Party with respect to any matter (a “Third Party Claim “) that may give rise to a claim for indemnification against an Indemnifying Party under Article VIII, then the Indemnified Party shall promptly give written notification to the Indemnifying Party thereof. Such notification shall be given within ten (10) days after receipt by the Indemnified Party of notice of such Third Party Claim, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third Party Claim and the amount of the claimed damages (if available); provided, however, that no delay or failure on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure.

(ii)

The Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party notifies the Indemnified Party in writing within thirty (30) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the Damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim (subject to the provisions of this Article VIII); (ii) the ad damnum, if any, is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article VIII; (iii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; (iv) the Third Party Claim does not involve criminal liability and seeks only money damages and not equitable relief against the Indemnified Party; (v) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests or the reputation of the Indemnified Party, and (vi) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

(iii)

If the Indemnifying Party does not, or is not permitted under the terms hereof to, so assume control of the defense of a Third Party Claim, the Indemnified Party shall control such defense.

(iv)

The Non-controlling Party may participate in such defense at its own expense. The Controlling Party shall keep the Non-controlling Party advised of the status of such Third Party Claim and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Third Party Claim (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Claim. The reasonable fees and expenses of counsel to the Indemnified Party with respect to a Third Party Claim shall be considered Damages for purposes of this Agreement if (x) the Indemnified Party controls the defense of such Third Party Claim pursuant to the terms of this Section 8.3(a) or (y) the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Claim.

(v)

The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any Third Party Claim without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed; provided that the consent of the Indemnified Party shall not be required if the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Indemnified Party from further liability and has no other adverse effect on the Indemnified Party. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

(b)

Within twenty (20) days after delivery of the notification of a Third Party Claim as provided in Section 8.3(a)(i) (a “Claim Notice”), the Indemnifying Party shall deliver to the Indemnified Party a response, in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount to the extent the Claimed Amount may be finally determined at that time, by check or by wire transfer (provided that to the extent the Claimed Amount may not be finally determined at that time, the Indemnifying Party shall pay the Indemnified Party such additional amounts as to constitute the full Claimed Amount at such time as the full Claimed Amount can be finally determined)), (ii) agree that the Indemnified Party is entitled to receive the Agreed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer), or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount.

(c)

During the thirty (30) day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such thirty (30)-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to binding arbitration, and if the Indemnifying Party and the Indemnified Party agree in writing to submit the Dispute to such arbitration, then the provisions of Section 8.3(d) shall become effective with respect to such Dispute. The provisions of this Section 8.3(c) shall not obligate the Indemnifying Party and the Indemnified Party to submit to arbitration or any other alternative dispute resolution procedure with respect to any Dispute, and in the absence of an agreement by the Indemnifying Party and the Indemnified Party to arbitrate a Dispute, such Dispute shall be resolved in a state or federal court sitting in Houston, Texas, in accordance with Section 11.11.

(d)

If, as set forth in Section 8.3(c), the Indemnified Party and the Indemnifying Party agree to submit any Dispute to binding arbitration, the arbitration shall be conducted by a single arbitrator (the “Arbitrator”) in accordance with the Commercial Rules in effect from time to time and the following provisions:

(i)

In the event of any conflict between the Commercial Rules in effect from time to time and the provisions of this Agreement, the provisions of this Agreement shall prevail and be controlling.

(ii)

The parties shall commence the arbitration by jointly filing a written submission with the Houston, Texas office of the AAA in accordance with Commercial Rule 5 (or any successor provision).

(iii)

No depositions or other discovery shall be conducted in connection with the arbitration.

(iv)

Not later than thirty (30) days after the conclusion of the arbitration hearing, the Arbitrator shall prepare and distribute to the parties a writing setting forth the arbitral award and the Arbitrator’s reasons therefor. Any award rendered by the Arbitrator shall be final, conclusive and binding upon the parties, and judgment thereon may be entered and enforced in any court of competent jurisdiction (subject to Section 11.11), provided that the Arbitrator shall have no power or authority to (x) award damages in excess of the portion of the Claimed Amount that is subject to such Dispute, (y) award multiple, consequential, punitive or exemplary damages, or (z) grant injunctive relief, specific performance or other equitable relief.

(v)

The Arbitrator shall have no power or authority, under the Commercial Rules or otherwise, to (x) modify or disregard any provision of this Agreement, including the provisions of this Section 8.3(d), or (y) address or resolve any issue not submitted by the parties.

(vi)

In connection with any arbitration proceeding pursuant to this Agreement, each party shall bear its own costs and expenses, except that the fees and costs of the AAA and the Arbitrator, the costs and expenses of obtaining the facility where the arbitration hearing is held, and such other costs and expenses as the Arbitrator may determine to be directly related to the conduct of the arbitration and appropriately borne jointly by the parties (which shall not include any party’s attorneys’ fees or costs, witness fees (if any), costs of investigation and similar expenses) shall be shared equally by the Indemnified Party and the Indemnifying Party.

(e)

Notwithstanding the other provisions of this Section 8.3, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VIII, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VIII and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VIII, for any such Damages for which it is entitled to indemnification pursuant to this Article VIII (subject to the right of the Indemnifying Party to dispute the Indemnified Party’s entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VIII).

8.4

Survival of Representations, Warranties and Covenants.  (a) The representations and warranties made by Seller in this Agreement or any certificate required to be delivered at Closing to Buyer, and the representations and warranties of Buyer in this Agreement or any certificate required to be delivered at Closing to Seller, and the covenants and agreements of Seller and Buyer which by their terms do not contemplate performance after the Closing, shall survive the Closing and remain in full force and effect for one (1) year following the Closing Date. The foregoing notwithstanding, the representations and warranties in Sections 3.1, 3.2 and 3.9 shall survive until the expiration of the applicable limitations period and the indemnification set forth in Section 8.1(d) shall survive until the final, non-appealable judgment of a court of competent jurisdiction relating to the litigation set forth on Schedule 3.8.

(b)

The rights to indemnification set forth in this Article VIII shall not be affected by (i) any investigation conducted by or on behalf of an Indemnified Party or any knowledge acquired (or capable of being acquired) by an Indemnified Party, whether before or after the Closing Date, with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder or (ii) any waiver by an Indemnified Party of any closing condition relating to the accuracy of representations and warranties or the performance of or compliance with agreements and covenants.

8.5

Limitations.  (a) Seller shall not have any obligation to indemnify the Buyer Indemnitees from and against any Damages under Section 8.1(a), other than Damages resulting by reason of any fraud or intentional misrepresentation, until the Buyer Indemnitees have suffered Damages by reason of all such breaches in excess of one percent (1%) of the Purchase Price (after which point Seller will be obligated to indemnify the Buyer Indemnitees from and against all such Damages in excess of the first one percent (1%) of the Purchase Price) and such indemnification obligation shall not exceed five percent (5%) of the Purchase Price except in the case of fraud or intentional misrepresentation; provided, however, that the foregoing thresholds, deductibles and limitations shall not apply to any indemnification provided by Seller arising out of any Title Defects subject to Section 6.11(c) or Section 6.13(b) or the representations and warranties in Sections 3.1, 3.2 and 3.9.

(b)

Buyer shall not have any obligation to indemnify the Seller Indemnitees from and against Damages under Section 8.2(a), other than Damages resulting by reason of any fraud or intentional misrepresentation, until the Seller Indemnitees have suffered Damages by reason of all such breaches in excess of one percent (1%) of the Purchase Price (after which point Buyer will be obligated to indemnify the Seller Indemnitees from and against all such Damages in excess of the first one percent (1%) of the Purchase Price) and such indemnification obligation shall not exceed five percent (5%) of the Purchase Price except in the case of fraud or intentional misrepresentation.

(c)

The rights of the Indemnified Parties under this Article VIII shall be the exclusive remedy of the Indemnified Parties with respect to any and all matters arising out of, relating to, or connected with this Agreement, Seller and its assets and liabilities, including, without limitation, the Purchased Assets and the Assumed Liabilities; provided, however, that notwithstanding any other provision of this Agreement, nothing herein shall limit any claim of any Party for remedies at law or in equity for fraud or intentional misrepresentations.

(d)

The amount of Damages recoverable by an Indemnified Party under this Article VIII shall be reduced by any proceeds received by such Indemnified Party or an Affiliate, with respect to the Damages to which such indemnity claim relates, from an insurance carrier or any third party. Each Indemnified Party shall use its Reasonable Best Efforts to seek payment or reimbursement for any Damages from its insurance carrier or other collateral sources. In the event that an Indemnified Party shall receive funds from any insurance carrier or collateral source with respect to any Damages, any such amounts so received shall be payable to the Indemnifying Party, regardless of when received by the Indemnified Party, up to such amount previously paid by the Indemnifying Party or their Affiliates with respect to such Damages.

(e)

Notwithstanding anything to the contrary contained in this Agreement, following a determination that the Indemnifying Party is obligated to indemnify the Indemnified Party pursuant to Sections 8.1(a) or 8.2(a), and subject to the deductible amounts set forth in Sections 8.5(a) or 8.5(b), and solely for purposes of determining the amount of any Damages that are the subject matter of a claim for indemnification hereunder, each representation and warranty in this Agreement and each certificate or document delivered pursuant hereto shall be read without regard and without giving effect to the term(s) “material” or “Material Adverse Effect” in each instance where the effect of including such term(s) would be to make such representation and warranty less restrictive (as if such words and surrounding related words (e.g., “reasonably be expected to,” “could have” and similar restrictions and qualifiers) were deleted from such representations and warranty).

8.6

Treatment of Indemnification Payments.  The Parties hereto agree to treat all indemnification payments made pursuant to this Article VIII (including, without limitation, payments pursuant to Sections 8.1 and 8.2) as adjustments to the Purchase Price for all income Tax purposes and to take no position contrary thereto in any Tax Return or audit or examination by, or proceeding before, any taxing authority, except as required by a change in law or a “determination” as defined in Section 1313 of the Code and the Treasury Regulations thereunder.

ARTICLE IX

TERMINATION

9.1

Termination.  (a) This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(i)

by mutual written consent of Buyer and Seller;

(ii)

by Buyer or Seller if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Closing, unless the Party relying on such order, decree or ruling or other action has not complied in all material respects with its obligations under this Agreement;

(iii)

by Buyer if:

(A)

the Closing shall not have occurred on or before June 30, 2008 by reason of the failure of any condition precedent under Section 7.1 or Section 7.2 (unless the failure results primarily from a breach by Buyer of any representation, warranty or covenant contained in this Agreement); or

(B)

Seller is in breach of any representation, warranty or covenant contained in this Agreement, and such breach would reasonably be expected to result in aggregated Damages to the Buyer in excess of ten percent (10%) of the Purchase Price.

(iv)

by Seller if:

(A)

the Closing shall not have occurred on or before June 30, 2008 by reason of the failure of any condition precedent under Section 7.1 or Section 7.3 (unless the failure results primarily from a breach by Seller of any representation, warranty or covenant contained in this Agreement); or

(B)

Buyer is in breach of any representation, warranty or covenant contained in this Agreement, and such breach would reasonably be expected to result in aggregated Damages to Seller in excess of ten percent (10%) of the Purchase Price.

(b)

The Party desiring to terminate this Agreement pursuant to Section 9.1(a) shall give written notice of such termination to the other Party prior to the Closing Date.

9.2

Effect of Termination.  In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Seller or Buyer or their respective officers, directors, stockholders or Affiliates, except as set forth in Section 9.3; provided, however, that the provisions of Section 5.4, Section 9.3 and Article XI of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

9.3

Remedies.  Any party terminating this Agreement pursuant to Section 9.1 shall have the right to recover damages sustained by such party as a result of any breach by the other party of any representation, warranty, covenant or agreement contained in this Agreement or fraud or willful misrepresentation; provided, however, that the party seeking relief is not in breach of any representation, warranty, covenant or agreement contained in this Agreement under circumstances which would have permitted the other party to terminate the Agreement under Section 9.1.

ARTICLE X

DEFINITIONS

For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

“AAA” shall mean the American Arbitration Association.

“Affiliate” shall mean any affiliate, as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

“Agreed Amount” shall mean part, but not all, of the Claimed Amount.

“Agreement” shall have the meaning ascribed to it in the first paragraph of this Agreement.

“Allocated Value” or “Allocated Values” shall have the meaning ascribed to it in Section 1.6 hereof.

“Arbitrator” shall have the meaning ascribed to it in Section 8.3(d) hereof.

“Assessment” shall have the meaning ascribed to it in Section 5.7(b) hereof.

“Assigned Contract” or “Assigned Contracts” shall have the meaning ascribed to it in Section 1.1(h) hereof.

“Assignment and Bill of Sale” shall have the meaning ascribed to it in Section 2.2(a) hereof.

“Assumed Liabilities” means (a) all Liabilities of Seller under or associated with or appurtenant to the Assigned Contracts, the Leases and the other arrangements included in the Purchased Assets, including, without limitation, all product liability, warranty, guarantee and similar claims for damages or injury to person or property, arising or based upon any events occurring or actions taken or omitted to be taken after the Effective Time, (b) all Liabilities under, associated with or appurtenant to the Purchased Assets with respect to Environmental, Health or Safety Matters whether arising on or before the Effective Time, (c) all Liabilities arising out of Buyer’s operations and/or ownership of the Purchased Assets from and after the Effective Time, (d) all Liabilities of Seller for transfer, sales, use and other non-income Taxes arising in connection with the consummation of the transactions contemplated hereby, and (e) all Assumed Title Liabilities.

“Assumed Title Liabilities” shall have the meaning ascribed to it in Section 6.9 hereof.

“Buyer” shall have the meaning ascribed to it in the first paragraph of this Agreement.

“Buyer Certificate” shall mean a certificate of an officer of Buyer to the effect that each of the conditions specified in Section 7.3(a) through (d) (insofar as clause (d) relates to Legal Proceedings involving Buyer) of Section 7.3 is satisfied in all respects or deemed waived as provided in Section 7.3.

“Buyer Indemnitees” shall have the meaning ascribed to it in Section 8.1 hereof.

 “Buyer Material Adverse Effect” shall mean any material adverse change, event, circumstance or development that is reasonably likely to impair materially Buyer’s ability to perform its obligations under this Agreement. For the avoidance of doubt, the Parties agree that the terms “material”, “materially” or “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Buyer Material Adverse Effect.

“Buyer Related Documents” shall have the meaning ascribed to it in Section 4.2(b) hereof.

“Claim Notice” shall have the meaning ascribed to it in Section 8.3(b) hereof.

“Claimed Amount” shall mean the amount of any Damages incurred or reasonably expected to be incurred by the Indemnified Party.

“Closing” shall mean the closing of the transactions contemplated by this Agreement.

“Closing Date” shall have the meaning ascribed to it in Section 2.1 hereof.

“Closing Date Aggregate Purchase Price” shall have the meaning ascribed to it in Section 1.9 hereof.

“Closing Date Estimated Purchase Price Adjustment” shall have the meaning ascribed to it in Section 1.9 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor law.

“Commercial Rules” shall mean the Commercial Arbitration Rules of the AAA.

“Confidentiality Agreement” shall have the meaning ascribed to it in Section 5.7 hereof.

“Controlling Party” shall mean the party controlling the defense of any Third Party Claim.

“Damages” shall mean all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable legal fees and expenses.

“Defensible Title” shall have the meaning ascribed to it in Section 6.2 hereof.

“Development Acreage” shall have the meaning ascribed to it in Section 6.3 hereof.

“DGC” shall mean DeSoto Gathering Company, LLC.

“Dispute” shall mean the dispute resulting if the Indemnifying Party in a Response disputes its liability for all or part of the Claimed Amount.

“Effective Time” means 12:01 a.m. Central time on March 1, 2008.

“Environmental Laws” means, as the same may have been amended, any federal, state or local statute, law, regulation, ordinance, rule, order or decree including any rule of common law, relating to (i) the control of any potential pollutant or protection of the environment, including air, water or land, (ii) the generation, handling, treatment, storage, disposal or transportation of waste materials, or (iii) the regulation of or exposure to hazardous, toxic or other substances alleged to be harmful, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (“CERCLA”); the Resource Conservation and Recovery

Act, 42 U.S.C. § 6901 et seq. (“RCRA”); the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq. the Hazardous Materials Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; the Atomic Energy Act, 42 U.S.C. § 2011 et seq. ; and all applicable related law, whether local, state, territorial, or national, of any Governmental Entity having jurisdiction over the property in question addressing pollution or protection of human health, safety, natural resources or the environment and all regulations implementing the foregoing. The term “Environmental Laws” includes all judicial and administrative decisions, orders, directives, and decrees issued by a Governmental Entity pursuant to the foregoing.

“Environmental Matters” means any and all claims, demands, suits, causes of action, investigations, administrative proceedings, or other legal proceedings, losses, damages, liabilities, judgments, assessments, settlements, fines, notices of violation, penalties, interest, obligations and costs (including attorneys’ fees and costs of litigation) of any kind or character for pollution or environmental damages of any kind, including without limitation, those relating to breach of Environmental Laws, common law causes of action such as negligence, gross negligence, strict liability, nuisance or trespass, or fault imposed by statute, rule, regulation or otherwise, and including all costs associated with remediation and clean up, and fines and penalties associated with any of the foregoing.

“Equipment” shall have the meaning ascribed to it in Section 1.1(f) hereof.

“Excluded Assets” shall have the meaning ascribed to it in Section 1.2 hereof.

“Excluded Liabilities” shall have the meaning ascribed to it in Section 1.4 hereof.

“Field Services Agreement” means that certain Amended and Restated Dedicated Field Services Agreement dated effective October 1, 2006, by and between DGC and Seller, as amended by that  letter agreement dated effective October 1, 2007, by and between DGC and Seller.

“Final Post-Closing Purchase Price Adjustment Amount” shall have the meaning ascribed to it in Section 1.10(d)(v) hereof.

“Final Post-Closing Purchase Price Adjustment Statement” shall have the meaning ascribed to it in Section 1.10(d)(i) hereof.

“Final Post-Closing True-Up Amount” shall have the meaning ascribed to it in Section 1.10(d)(v)(C) hereof.

“GAAP” shall mean United States generally accepted accounting principles.

“Gathering System” shall mean (i) that certain natural gas gathering system located on the Subject Lands, including all above-ground facilities or structures, together with all pipe, valves, machinery, equipment, gauges, meters, fixtures, fittings and improvements related thereto save and except a 190 foot communication tower located on a separate 3 acre tract (“the “Tower Tract”) in the East Cutthroat Area (collectively, the “Gathering Facilities”); (ii) all easements, rights-of-way, fee interests, leaseholds and other surface rights held by DGC in connection with the use, ownership and operation of the Gathering Facilities save and except DGC’s interests in the Tower Tract; (iii) to the extent assignable, all permits, licenses, approvals, waivers, authorizations and registrations issued to or held by DGC in connection with DGC's construction, installation, use, ownership or operation of the Gathering Facilities;  (iv) copies of or access to all books and records in possession of DGC and relating to the Gathering System (redacted as necessary to the extent not related to the Gathering System, or to the extent proprietary or privileged), including any and all drawings, as-builts, blueprints, designs, pipeline construction and testing records, pipe certifications and weld x-rays, reports and filings to and with any federal or state regulatory commission or agency, reports, records, logs, data or information of any type related to or involving the construction, installation, use, ownership and operation of all or any portion of the Gathering System; (v) to the extent assignable, the benefit of and right to enforce any and all other rights and benefits, intangible or tangible, pertaining to the Gathering System, including any covenants, warranties, guarantees and suretyship agreements in favor of DGC relating to the Gathering System, and (vi) to the extent assignable, those certain Compression Proposal and Agreements dated July 22, 2005 and October 24, 2005, by and between USA Compression Partners, LP and DGC.

“Governmental Entity” shall mean any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

“Hart-Scott-Rodino Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Hydrocarbons” means oil, gas and/or other liquid or gaseous hydrocarbons or any combination thereof.

“Imbalance” or “Imbalances” means any over-production, under-production, over-delivery, under-delivery or similar imbalance of Hydrocarbons produced from or allocated to the Purchased Assets, regardless of whether such over-production, under-production, over-delivery under-delivery or similar imbalance arises at the platform, wellhead, pipeline, gathering system, transportation system, processing plant or other location.

“Indemnified Party” shall mean a party entitled, or seeking to assert rights, to indemnification under Article VIII.

“Indemnifying Party” shall mean the party from whom indemnification is sought by the Indemnified Party.

“Independent Accounting Firm” shall have the meaning ascribed to it in Section 1.10(d)(iv) hereof.

“Initial Post-Closing Estimated Purchase Price Adjustment Amount” shall have the meaning ascribed to it in Section 1.10(c) hereof.

“Initial Post-Closing Purchase Price Adjustment Statement” shall have the meaning ascribed to it in Section 1.10(a) hereof.

“Initial Post-Closing True-Up Amount” shall have the meaning ascribed to it in Section 1.10(c)(iii) hereof.

“Interest Rate” means eight percent (8%) per annum, compounded quarterly, computed on the basis of a three hundred sixty (360) day year for actual days elapsed.

“Knowledge” with respect to a Party, means the current actual knowledge of the executive officers of such Party.

“Lease” or “Leases” shall have the meaning ascribed to it in Section 1.1(a) hereof.

“Legal Proceeding” shall mean any action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator.

“Liabilities” means, with respect to any Person, such Person’s liabilities, obligations and commitments.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance in respect of such property or asset.

“Losses” means any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), diminution in value, monetary damages, fines, fees, Taxes, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other actual out of pocket expenses incurred in investigating and preparing for or in connection with any Proceeding; however, excluding special, punitive, exemplary, consequential or indirect damages, except to the extent a party is required to pay such damages to a third party in connection with a matter for which such Party is entitled to indemnification under Article VIII).

“Net Mineral Acres”, with respect to the mineral estate in lands covered by a particular Lease, shall mean the product of (a) the percentage mineral interest ownership of the lessor under such Lease and (b) the total number of mineral acres covered by such Lease.

“Net Revenue Interest” mean the percentage share in all oil, gas and other Hydrocarbons produced from a well, lease, unit or other Oil and Gas Interest after satisfaction of applicable lessor royalties, overriding royalties, oil payments and other payments out of or measured by the production of oil, gas and other Hydrocarbons from such well, lease, unit or other Oil and Gas Interest.

“Non-controlling Party” shall mean the party not controlling the defense of any Third Party Claim.

“Objection Date” shall have the meaning ascribed to it in Section 6.8 hereof.

“Oil and Gas Interest(s)” means (a) all interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including working, royalty interests, production payments, operating rights, net profits interests, fee minerals, fee royalties, other non-working interests and non-operating interests; (b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization and pooling agreements and orders, division order, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface interests, fee interests, reservations and concessions; (c) easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (d) interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating, processing and storage facilities (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing, in each case to the extent such interests comprise a part of the Purchased Assets.

“Parties” shall mean Buyer and Seller.

“Permitted Encumbrances” shall have the meaning ascribed to it in Section 6.5 hereof.

“Permitted Liens” means with respect to each Seller (a) liens for current real or personal property taxes not yet due and payable or not yet delinquent or, if delinquent, that are being contested by Seller in good faith in the normal course of business and with respect to which Seller maintains adequate reserves, (b) workers’, carriers’ and mechanics’ or other like liens incurred in the ordinary course of Seller’s business with respect to which payment is not due or not yet delinquent or, if delinquent, that are being contested by Seller in good faith in the normal course of business and that do not impair the present use of the affected property, (c) liens of operators relating to obligations not yet due or not yet delinquent or, if delinquent, that are being contested by Seller in good faith in the normal course of business and (d) liens that are immaterial in character, amount, and extent and which do not detract from the value or interfere with the present or proposed use of the properties they affect.

“Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Entity or any agency, instrumentality or political subdivision of a Governmental Entity, or any other entity or body.

“Preference Property” shall have the meaning ascribed to it in Section 6.14(b) hereof.

“Preference Right” means any right or agreement that enables any Person to purchase or acquire any Purchased Asset or any interest therein or portion thereof as a result of or in connection with (i) the sale, assignment or other transfer of any Purchased Asset or any interest therein or portion thereof or (ii) the execution or delivery of this Agreement or the consummation or performance of the terms and conditions contemplated by this Agreement.

“Proceeding” means any proceeding, arbitration, action, suit, pending settlement, or other legal proceeding of any kind or nature before or by any Governmental Entity.

“Purchase Price” shall have the meaning ascribed to it in Section 1.5 hereof.

“Purchase Price Adjustment” shall have the meaning ascribed to it in Section 1.7(b) hereof.

“Purchased Assets” shall have the meaning ascribed to it in Section 1.1 hereof.

“Reasonable Best Efforts” shall mean best efforts, to the extent commercially reasonable.

“Reasonable Documentation” shall have the meaning ascribed to it in Section 6.10 hereof.

“Response” shall mean a written response containing the information provided for in Section 8.3(b).

“Retained Asset” shall have the meaning ascribed to it in Section 6.14(c) hereof.

“Security Interest” shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (a) mechanic’s, materialmen’s, and similar liens arising in the ordinary course of business and securing obligations that are not yet due and payable, (b) liens arising under worker’s compensation, unemployment insurance, social security, retirement, and similar legislation, (c) liens for Taxes and assessments not yet due and payable, (d) liens for Taxes, assessments and other charges, if any, the validity of which is being contested in good faith and (e) minor imperfections of title, none of which is material in amount or materially affects the present use of such assets or properties.

“Seller” shall have the meaning ascribed to it in the first paragraph of this Agreement.

“Seller Certificate” shall mean certificates to the effect that each of the conditions specified in Section 7.2(a) through (d) is satisfied in all respects or is deemed waived as provided in Section 7.2.

“Seller Indemnitees” shall have the meaning ascribed to it in Section 8.2 hereof.

“Seller Material Adverse Effect” shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, (a) the business, assets, liabilities, capitalization, condition of the Purchased Assets (financial or otherwise), or results of operations of Seller as such relate to the Purchased Assets, or (b) on the ability of Seller to consummate the Closing and the transactions contemplated by this Agreement in accordance with the terms of this Agreement, excluding any effect of changes resulting from or relating to (i) to the extent that they do not have an ongoing materially disproportionate effect on Seller, conditions in the United States or global economy or financial or capital markets generally, including changes in interest rates, (ii) to the extent that they do not have an ongoing materially disproportionate effect on Seller, changes in conditions (including changes in legal, regulatory or business conditions) in or otherwise affecting the industries or businesses in which Seller operate, (iii) changes in law, GAAP or any authoritative interpretations thereof, (iv) to the extent that they do not have an ongoing materially disproportionate effect on Seller, acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement, (v) earthquakes, hurricanes, floods, rain, droughts or other natural acts, (vi) any action taken or omitted to be taken by Seller at the written request or with the written consent of Buyer and (vii) any action taken by a Buyer Party. For the avoidance of doubt, the Parties agree that the terms “material”, “materially” or “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Seller Material Adverse Effect.

“Seller Related Documents” shall have the meaning ascribed to it in Section 3.2(b) hereof.

“Seller’s Dispute Notice” shall have the meaning ascribed to it in Section 1.10(d)(ii) hereof.

“Tax Returns” shall mean all forms, reports, returns (including information returns), declarations, statements or other information (including any related or supporting schedules or attachments to any of the foregoing, and any amendments to any of the foregoing) supplied or required to be supplied to any Governmental Entity in connection with Taxes.

“Taxes” shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including income, capital gains, estimated, gross receipts, ad valorem, premium, value-added, excise, alternative minimum, real property, personal property, sales, use, transfer, escheat, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, capital stock severance, stamp, occupation, windfall profits, customs, duties, franchise, withholding and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

“Third Party Claim” shall have the meaning ascribed to it in Section 8.3(a)(i) hereof.

“Title Defect” shall have the meaning ascribed to it in Section 6.6 hereof.

“Title Defect Deductible” shall have the meaning ascribed to it in Section 6.12 hereof.

“Title Defect Notice” shall have the meaning ascribed to it in Section 6.8 hereof.

“Title Defect Threshold Amount” shall have the meaning ascribed to it in Section 6.12 hereof.

“Title Defect Value” shall have the meaning ascribed to it in Section 6.7 hereof.

“Transfer Requirement” means any consent, approval, authorization or permit of, or filing with or notification to, any Person which is required to be obtained, made or complied with for or in connection with any sale, assignment or transfer of any Purchased Asset or any interest therein; provided, however, that “Transfer Requirement” shall not include any consent of, notice to, filing with, or other action by any Governmental Entity in connection with the sale or conveyance of oil and/or gas leases or interests therein or Contracts or interests therein, if they are not required prior to the assignment of such oil and/or gas leases, Contracts or interests or they are customarily obtained subsequent to the sale or conveyance (including consents from state agencies).

“Treasury Regulations” and “Treasury Regulation” means the final and temporary (but not proposed) income tax regulations promulgated under the Code, as such regulations may be amended from time to time.

“Well” or “Wells” shall have the meaning ascribed to it in Section 1.1 hereof.

“Well Location” or “Well Locations” shall mean those drilling locations identified and described on Exhibit D.

“Working Interest” means the percentage of costs and expenses attributable to the maintenance, development and operation of an Oil and Gas Interest.

ARTICLE XI

MISCELLANEOUS

11.1

Press Releases and Announcements. The initial press releases relating to this Agreement shall be press releases the text of which have been agreed to by Buyer and Seller.  Thereafter, neither Buyer nor any of the Seller shall issue any press release or otherwise make any public statements with respect to this Agreement or any of the other transactions contemplated by this Agreement without the prior consent of the other Party (such consent not to be unreasonably withheld or delayed); provided that a Party may, without such consent (but after prior consultation to the extent practicable in the circumstances), issue such press releases and make such public statements that it believes are required by applicable law.  Notwithstanding the foregoing, a Party may make public statements to the press, analysts, investors and make internal announcements to employees, so long as such statements and announcements are consistent with previous press releases or public statements made with the consent of the other Party and do not violate the terms of the Confidentiality Agreement.  Notwithstanding anything contained herein to the contrary the consent requirements of this Section 11.1 shall expire upon the earlier to occur of the Closing or the termination of this Agreement.

11.2

No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person or entity other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions of Article VIII concerning indemnification are intended for the benefit of the persons or entities entitled to indemnification thereunder.

11.3

Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

11.4

Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Except with respect to an acquirer of all or substantially all of a Party’s business or assets, no Party may assign any of its rights or delegate any of its performance obligations hereunder without the prior written approval of the other Party; provided, however, Seller approves the assignment of Buyer’s rights (but not the delegation of its performance obligation) to one or more of its wholly-owned subsidiaries. Any purported assignment of rights or delegation of performance obligations in violation of this Section 11.4 is void.

11.5

Counterparts and Facsimile Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

11.6

Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

11.7

Notices. All notices, requests, demands, claims, waivers and other communications required or permitted under this Agreement will be in writing and will be deemed to have been delivered (a) the next business day when sent overnight by a recognized courier service, (b) upon delivery when personally delivered to the recipient, or (c) when receipt is electronically confirmed, if sent by facsimile; provided, however, that if electronic receipt is confirmed after normal business hours of the recipient, notice shall be deemed to have been given on the next business day. All such notices and communications will be mailed, sent or delivered as set forth below or to such other person(s), facsimile number(s) or address(es) as the applicable recipient may have designated by written notice to the other signatories to this Agreement:

If to Seller:

SEECO, INC.

2350 N. Sam Houston Parkway E., Suite 125

Houston, Texas  77032

Attn:  John C. Gargani

Fax:  281-618-4820

Tel:  281-618-4762

If to Buyer:

XTO Energy Inc.

810 Houston Street

Fort Worth, Texas 76102

Attn:  Vaughn O. Vennerberg II

Fax:  817- 870-0379

Tel:  818-885-2341

11.8

Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including without limitation its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Texas.

11.9

Amendments and Waivers.  The Parties may mutually amend any provision of this Agreement at any time prior to the Closing. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

11.10

Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

11.11

Submission to Jurisdiction.  Each Party (a) submits to the jurisdiction of any state or federal court sitting in Houston, Texas in any action or proceeding arising out of or relating to this Agreement (including any action or proceeding for the enforcement of any arbitral award made in connection with any arbitration of a Dispute hereunder), (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement; provided in each case that, solely with respect to any arbitration of a Dispute, the Arbitrator shall resolve all threshold issues relating to the validity and applicability of the arbitration provisions of this Agreement, contract validity, applicability of statutes of limitations and issue preclusion, and such threshold issues shall not be heard or determined by such court. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 11.7, provided that nothing in this Section 11.11 shall affect the right of any Party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

11.12

Construction.  (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(b)

Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(c)

Any reference herein to “including” shall be interpreted as “including without limitation”.

(d)

Any reference to any Article, Section or paragraph shall be deemed to refer to an Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.  All references to Exhibits and Schedules refer to the Exhibits and Schedules attached to this Agreement, unless the context clearly indicates otherwise.  The Exhibits and Schedules which are attached hereto are incorporated herein and made a part of this Agreement for all purposes.

(e)

The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SEECO, INC.

By: /s/ RICHARD F. LANE
Richard. F. Lane, President

XTO ENERGY INC.

By: /s/ VAUGHN O. VENNERBERG II
Vaughn O. Vennerberg II
Sr. Executive Vice President &
Chief of Staff

Signature Page to Asset Purchase Agreement